UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 16, 2011

ENDOLOGIX, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-28440	68-0328265
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

11 Studebaker, Irvine, CA	92618
(Address of principal executive offices)	(Zip Code)
Registrant's telephone number, including area code: (949) 595-7200
N/A
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition
On February 22, 2011, Endologix, Inc. ("Endologix") issued a press release to report its financial results for the three and twelve months ended December 31, 2010 (the "Earnings Release"). Subsequent to filing the Earnings Release, Endologix finalized the purchase price allocation related to its acquisition of Nellix, Inc., resulting, among other things, in Endologix's determination that its income tax benefit had increased to $15.0 million. The increase in the income tax benefit caused (a) an increase in net earnings from $8.0 million to $11.7 million, or from $0.15 cents per fully diluted share to $0.22 cents per fully diluted share, for the three months ended December 31, 2010, and (b) an increase in net earnings from $6.9 million to $10.7 million, or from $0.14 cents per fully diluted share to $0.21 cents per fully diluted share, for the twelve months ended December 31, 2010. There were no other revisions to the financial results set forth in the Earnings Release. The press release reporting the revised financial results is furnished as Exhibit 99.1 and is incorporated herein by reference.
The information in this Current Report on Form 8-K, including Exhibit 99.1, is furnished pursuant to Item 2.02 and shall not be deemed "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liability of that Section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by a specific reference in such filing.
Item 9.01 Financial Statements and Exhibits
(d) Exhibits
Exhibit Number         Description
99.1            Press Release dated March 16, 2011.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENDOLOGIX, INC.
March 16, 2011                                /s/ Robert J. Krist
Robert J. Krist
Chief Financial Officer

EXHIBIT INDEX
Exhibit
Number            Description
99.1            Press Release dated March 16, 2011.